                                                                Exhibit No. 21.1

                  Subsidiaries of Global Capital Partners Inc.

                                                        Jurisdiction of
           Company                                Incorporation or Organization

           Global Capital Securities Corporation            Colorado

           EBI Leasing Corporation                          Colorado

           Eastbrokers North America, Inc.                  Delaware

           MoneyZone.com                                     Nevada

           Global Capital Markets, LLC                      New York

           Sutton Online, Inc.                              New York